UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2005

SUNSET FINANCIAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10245 Centurion Parkway North

Jacksonville, Florida 32256

(Address of principal executive offices and Zip Code)

(904) 425-4099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On and effective October 5, 2005, the Board of Directors of Sunset Financial Resources, Inc. (the “Company”) increased the number of directors constituting the Board of Directors from six to seven and elected Charles Van Sickle as a director to fill the vacancy arising from the increase in the size of the Board. Mr. Van Sickle was also appointed chairman of the compensation committee of the Board of Directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective October 5, 2005, the Board of Directors of the Company adopted amendments to the Company’s Bylaws (the “Bylaw Amendments”). The following is a summary of the changes effected by adoption of the Bylaw Amendments, which is qualified in its entirety by reference to the amended Bylaws of the Company filed as Exhibit 3.1 hereto.

Procedures governing stockholder-requested special meetings. Under Maryland law, the board of directors has the sole power to fix the record date for stockholders requesting a special meeting of stockholders and the record date, date, time and place of the special meeting. The former Bylaws did not contain procedures governing stockholder-requested special meetings of stockholders. The new Bylaws clarify the procedures relating to stockholder-requested special meetings of stockholders by specifying (a) the procedures by which stockholders may request a record date for determining stockholders entitled to request a special meeting; (b) the time frame for the Board to fix such record date; (c) who is responsible for the costs of preparing and mailing the notice of special stockholders meetings; (d) that the Board has the authority to set the time, date and place of special stockholders meetings; (e) under what circumstances a notice of a special stockholders meeting may be revoked; and (f) methods by which the Board may seek verification of the validity of a stockholder request for a special meeting.

Organization and conduct of stockholder meetings. The former Bylaws simply provided for the presiding officer to conduct meetings of stockholders. The amended Bylaws vest in the Board the power to appoint the presiding officer of stockholders meetings. In the absence of an appointment by the Board, the Chairman of the Board is the presiding officer. The amended Bylaws also provide for succession in the event that the presiding officer is absent. The amended Bylaws include a comprehensive list of the rules, regulations and procedures to be established by the presiding officer and expressly vest in the presiding officer certain powers, including, among other things: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance and participation to record holders, their proxies and certain other persons; (c) determining when the polls should be opened and closed; (d) maintaining order and security at the meeting; and (e) concluding the meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting.

Advance notice of stockholder nominations and proposals of other business. The former Bylaws provided for advance notice of stockholder proposals for nominees for director and for other business at an annual meeting of stockholders 90 to 120 days before the first anniversary of the mailing of the notice for preceding year’s annual meeting. The amended Bylaws provide that such advance notice shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Additionally, the amended Bylaws (a) expand the information required to be provided by the stockholder making a proposal, including information about persons controlling, or acting in concert with, such stockholder, and (b) establish procedures for the verification of information provided by the stockholder making the proposal.

The amended Bylaws also provide that, notwithstanding anything in the advance notice provisions to the contrary, in the event that the maximum or minimum number of directors to the Board of Directors is increased or decreased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a stockholder’s notice required by the advance notice provisions shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Company not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Company.

The former Bylaws did not provide for advance notice of stockholder nominees for director at a special meeting called for the purpose of electing directors. The amended Bylaws provide that, in the event the Company calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, a stockholder may nominate an individual or individuals for election as a director as specified in the Company’s notice of meeting, if the stockholder’s notice required by the advance notice provisions shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

Other Changes. In addition to the amendments described above, the amended Bylaws include certain non-substantive and organizational changes as necessary to the adoption of the foregoing Bylaw amendments.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
3.1	Bylaws of Sunset Financial Resources, Inc., as amended on October 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 11, 2005	SUNSET FINANCIAL RESOURCES, INC.

	By:	/s/ George Deehan
George Deehan
President and Chief Executive Officer

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
3.1	Bylaws of Sunset Financial Resources, Inc., as amended on October 5, 2005.